                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             ____________________


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 15, 1996



                           THE TIMES MIRROR COMPANY
              (Exact Name of Registrant as Specified in Charter)


         Delaware                       1-13492                95-4481525
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                      Identification No.)


               Times Mirror Square, Los Angeles California 90053
             (Address of Principal Executive Offices)   (Zip Code)



      Registrant's telephone number, including area code: (213) 237-3700

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL

          Immediately before midnight on October 15, 1996, The Times Mirror Company (the "Company") consummated the transactions (the "Exchange") described below which resulted in the acquisition by the Company of all of the common stock of Shepard's/McGraw-Hill, Inc. ("Shepard's") from The McGraw-Hill Companies, Inc. ("McGraw-Hill"), in exchange for all of the stock of The Times Mirror Higher Education Group, Inc. ("TMHEG") and certain additional consideration described below.

          In addition, the Company assigned certain contract rights under the Exchange Agreement described below to Shepard's and caused Shepard's to assign those contract rights and to contribute all of its assets to a partnership established by Shepard's and a newly formed, wholly owned subsidiary of Shepard's. Subject to the completion of a pending regulatory review, the Company expects in the near future to sell a 50% interest in such partnership to Reed Elsevier Inc. ("REI") and an affiliate of REI.

          On October 16, 1996, the Company issued a press release (the "Press Release") announcing the completion of the Exchange.

THE TIMES MIRROR COMPANY

          The Company is engaged principally in the newspaper publishing, professional information and consumer media businesses. The Company owns all of the common stock of Mosby-Year Book, Inc. ("Mosby"), an international publisher in the health sciences, and all of the outstanding common stock of Times Mirror International Publishers U.S., Inc. ("TMIP"), which, through its various international subsidiaries and affiliates, produces and distributes professional information and higher education textbooks and other teaching materials worldwide. Prior to the Exchange, the Company owned all of the outstanding common stock of TMHEG (the "TMHEG Shares"); TMHEG is comprised of three college text divisions, Richard D. Irwin ("Irwin"), Wm. C. Brown Publishers and Brown & Benchmark.

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

MCGRAW-HILL

          McGraw-Hill is a multimedia publishing and information company meeting worldwide needs in education, business, finance, the professions and government. Its key markets include finance, business, education, construction, medical and health, computers and communications, aerospace and defense, and prior to the Exchange, law. Prior to the Exchange, McGraw-Hill owned all of the outstanding common stock of Shepard's (the "Shepard's Shares"). Shepard's is the premier legal citation service in the United States.

          No material relationship exists between McGraw-Hill and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

REED ELSEVIER INC.

          REI is the wholly-owned United States subsidiary of Reed Elsevier plc ("Reed Elsevier"), a leading world publisher and information provider with its principal operations in North America and Europe. Reed Elsevier's information products and services for the United States legal profession include the LEXIS-NEXIS online information service, the Michie Company, Martindale-Hubbell and Congressional Information Service.

THE EXCHANGE -- ACQUISITION OF THE SHEPARD'S SHARES AND DISPOSITION OF THE TMHEG SHARES AND CERTAIN ASSETS OF MOSBY AND TMIP

          In early 1996, management of the Company considered various strategic alternatives with respect to TMHEG, and in March the Board of Directors of the Company authorized management to proceed with its plan for the sale or exchange of TMHEG. Management identified and contacted several potential bidders, including McGraw-Hill, about a possible sale and/or exchange of assets, and engaged Morgan Stanley & Co. Incorporated as its financial advisor for an auction process beginning in April. In June, the Board of Directors authorized management to continue to negotiate with the bidders, in one or more related or unrelated transactions, the sale of all of the outstanding common stock and all or a portion of the assets of TMHEG as well as certain assets of Mosby and TMIP for consideration in the form of cash, assets

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

or a combination of cash and assets, and also authorized management to negotiate purchase or exchange agreements with respect to such sale. After evaluating bids from several parties, management of the Company determined that McGraw-Hill presented the most favorable possibility for an exchange of assets which would meet the strategic interests of the Company.

          The Company signed an Exchange Agreement dated as of July 3, 1996 (the "Exchange Agreement") by and among the Company, Mosby and McGraw-Hill, pursuant to which (1) McGraw-Hill agreed to sell to the Company all of the Shepard's Shares; (2) the Company agreed to sell to McGraw-Hill all of the TMHEG Shares;
(3) Mosby agreed to sell to McGraw-Hill certain assets described in the Exchange Agreement (the "Mosby Assets") devoted solely to Mosby's college-level life and physical science text publishing business ("Mosby's College Text Business"), and McGraw-Hill agreed to assume certain liabilities of Mosby described in the Exchange Agreement (the "Mosby Liabilities") relating to Mosby's College Text Business; (4) the Company agreed to cause TMIP, its direct and indirect subsidiaries and Times Mirror Singapore Pte. Ltd. (the "TMIP Entities") to sell to McGraw-Hill all of the interest of the TMIP Entities in certain assets described in the Exchange Agreement (the "International Assets"), and McGraw-Hill agreed to assume certain liabilities of the TMIP Entities described in the Exchange Agreement (the "International Liabilities"); and (5) the Company agreed to make a cash payment of $25 million to McGraw-Hill and made certain commitments to McGraw-Hill related to the real estate assets of Irwin in an amount not to exceed $10.5 million.

          The Company, Mosby and McGraw-Hill signed the Amendment to Exchange Agreement (the "Amendment"), dated as of October 15, 1996, which clarified certain provisions of the Exchange Agreement, provided for the transfer of the International Assets and the International Liabilities by the TMIP Entities to TMHEG prior to the closing of the Exchange, and made certain other changes required by a mid-month closing of the Exchange.

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

CONSIDERATION FOR THE EXCHANGE

          Immediately before midnight on October 15, 1996, the Company transferred all of the TMHEG Shares and the Mosby Assets to McGraw-Hill, made a cash payment of $25 million (less certain adjustments) to McGraw-Hill, and confirmed certain commitments to McGraw-Hill related to the real estate assets of Irwin in an amount not to exceed $10.5 million, in exchange for all of the Shepard's Shares and the assumption by McGraw-Hill of the Mosby Liabilities. Certain post-closing adjustments in the purchase price will be made pursuant to the terms of the Exchange Agreement and the Amendment.

          The source of funds for the cash portion of the consideration paid by the Company for the acquisition of the Shepard's Shares was short-term borrowings by the Company.

CREATION OF SHEPARD'S COMPANY

          Immediately after the closing of the Exchange, the Company assigned its indemnification rights and certain other contractual rights under the Exchange Agreement to Shepard's as a contribution to capital. The Company then caused Shepard's to contribute all of its assets and to assign the contractual rights to a general partnership called Shepard's Company. TM ShepCo Inc., a wholly owned subsidiary of Shepard's, was also formed immediately after the closing of the Exchange and is the other general partner of Shepard's Company. Subject to the completion of a pending regulatory review, REI and its wholly owned subsidiary Reed Books Inc. are expected to purchase partnership interests aggregating 50% in Shepard's Company.

EXHIBITS

          The Exchange Agreement, the Amendment and the Press Release are attached to this Form 8-K as exhibits and are incorporated herein by reference in their entirety. The foregoing summaries of such documents do not purport to be complete and are qualified in their entirety by reference to such exhibits. Exhibits and schedules to the Exchange Agreement, which are listed in the Table of Schedules and Table of Exhibits to the Exchange Agreement, have not been filed and will be furnished supplementally to the Securities and Exchange Commission upon its request.

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

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

          The Company will file the financial statements required by this Item 7(a) as an amendment to this Form 8-K as soon as practicable, but no later than December 30, 1996.

          (b)  Pro Forma Financial Information.

          The Company will file the pro forma financial information required by this Item 7(b) as an amendment to this Form 8-K as soon as practicable, but no later than December 30, 1996.

          (c)  Exhibits.

          The following exhibits are filed with this report on Form 8-K:


          Exhibit No.        Description
             2.1             Exchange Agreement, dated as of July 3, 1996, by
                             and among The Times Mirror Company, Mosby-Year
                             Book, Inc. and The McGraw-Hill Companies, Inc.

             2.2 Amendment to Exchange Agreement, dated as of October 15, 1996, by and among The Times Mirror
                             Company, Mosby-Year Book, Inc. and The McGraw-Hill
                             Companies, Inc.

             99.1 Press release dated October 16, 1996 announcing the acquisition by the Company of Shepard's/McGraw-
                             Hill, Inc. from The McGraw-Hill Companies, Inc. in exchange for The Times Mirror Higher Education
                             Group, Inc. and certain additional consideration.

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

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of October 30, 1996

                                 THE TIMES MIRROR COMPANY


                                 By: /s/ Kathleen G. McGuinness
                                     --------------------------

                                 Name: Kathleen G. McGuinness

                                 Title: Vice President, Secretary
                                        and General Counsel

                                 EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------
2.1                Exchange Agreement, dated as of July 3, 1996, by and among
                   The Times Mirror Company, Mosby-Year Book, Inc. and The
                   McGraw-Hill Companies, Inc.

2.2                Amendment to Exchange Agreement, dated as of October 15,
                   1996, by and among The Times Mirror Company, Mosby-Year Book,
                   Inc. and The McGraw-Hill Companies, Inc.

99.1 Press release dated October 16, 1996 announcing the acquisition by the Company of Shepard's/ McGraw-Hill, Inc.
                   from The McGraw-Hill Companies, Inc. in exchange for The
                   Times Mirror Higher Education Group, Inc. and certain additional consideration.

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